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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 333-185007) on Form S-1 of Manhattan Bancorp of our report dated March 30, 2012 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K, as amended, of Manhattan Bancorp for the year ended December 31, 2011.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Los Angeles, CA
December 18, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm